CUSIP NUMBER: 316572106                         PAGE 9 OF 10 PAGES


                             EXHIBIT A


The present principal occupation or employment of Filer and the name, principal business and address of any corporation or other organization in which such business is conducted is set forth in Filer's Annual Report on Form 10-K for the year ended December 31, 1995, which is incorporated herein by reference and has been filed with the Securities and Exchange Commission under file number 1-3685.